Tiffany & Co.
Subsidiaries
(Note: Omitted from this list
are certain subsidiaries that
do not constitute Significant Subsidiaries
(see Rule 1-02(W) of Reg. S-X))

Exhibit 21.1

Page 1 of 2


TIFFANY & CO.
Delaware
TIFFANY AND COMPANY
New York
TIFFANY & CO. LUXEMBOURG S.A.R.L.
Luxembourg
Tiffany (NY) 60.046311%
Tiffany Int'l (DE) 39.953689%
TIFFANY & CO. INTERNATIONAL
Delaware
LAURELTON DIAMONDS, INC. (Formerly FHH Diamonds, Inc.)
Delaware
EAST POND HOLDINGS, INC.
Delaware
LCT INSURANCE COMPANY
New York
T. RISK HOLDINGS INC.
New Jersey
TRM INVESTMENTS L.L.C.
New Jersey
LCT 99% - TIFFCO 1%
SEE NEXT PAGE
Domestic Subsidiaries
TIFFANY ATLANTIC CITY, INC.
New Jersey
TIFFANY (NJ) LLC
Delaware
TCORD HOLDING COMPANY LLC
Delaware
TIFFANY DISTRIBUTION COMPANY LLC
Delaware
TIFFANY AND COMPANY U.S. SALES, LLC
Delaware
LAURELTON SOURCING, LLC
Delaware
International Subsidiary
LAURELTON JEWELRY, S.R.L. (Formerly TCORD, S.R.L.)
Dominican Republic
Tiffany (NY) 99.90%
TCORD (DE) 0.10%
Domestic Subsidiaries
TIFFANY & CO. JAPAN INC.
Delaware
TIFFANY & CO. TAIWAN HOLDING LLC
Delaware
TIFFANY THAILAND HOLDINGS I LLC
Delaware
TIFFANY THAILAND HOLDINGS II LLC
Delaware
International Subsidiaries
TIFFANY-BRASIL LTDA.
Brazil
Tiffany Int'l (DE) 99.83%
Tiffany (NY) 0.17%
TIFFANY IMPORTAÇÃO E COMÉRCIO DE JÓIAS LTDA.
Brazil
Tiffany-Brasil 99.99%
Tiffany Int'l (DE) 0.01%
LAURELTON GEMS (THAILAND) LTD. (1)
Thailand
TIFFANY & CO. JEWELERS (THAILAND) COMPANY LIMITED(2)
Thailand
TIF SWISS HOLDINGS GMBH
Switzerland-Canton Ticino
TIF WATCH HOLDINGS SAGL
Switzerland-Canton Ticino
TIFFANY SWITZERLAND WATCH COMPANY SAGL (Formerly Tiffany & Co. Watch Center AG)
Switzerland-Canton Ticino
TIFFANY & CO. SWISS WATCHES SAGL
Switzerland-Canton Ticino
LAURELTON DIAMONDS HOLDINGS LLC
Delaware
LAURELTON DIAMONDS BELGIUM BVBA(5)
Belgium
DPFH CO. LTD.
British Virgin Islands
TIFFCO INVESTMENT VEHICLE, INC.
British Virgin Islands
LAURELTON DIAMONDS VIETNAM LLC (Formerly Hai Duong D.C.V.T. Limited Company)
Vietnam
LAURELTON DIAMONDS (MAURITIUS) LIMITED
Mauritius
LAURELTON DIAMONDS (CAMBODIA) CO., LTD.
Cambodia
NHC, LLC
Delaware
TIFFCO 51%
LAURELTON (DE) 49%
BWHC, LLC
Delaware
TIFFCO 75%
LAURELTON (DE) 25%
LAURELTON-REIGN DIAMONDS (PTY) LTD.
Namibia
LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED (Formerly Rand Precision Cut Diamonds (Proprietary) Ltd.)
South Africa
LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED (Formerly Rand Diamonds (Botswana) (Proprietary) Ltd.)
Botswana
BWHC 80%

Company	Share Ownership
(1) Laurelton Gems (Thailand) Ltd.	2,322,604 Shares: Tiffany & Co. International 23,698 Shares: Tiffany Thailand Holdings I LLC 23,698 Shares: Tiffany Thailand Holdings II LLC
(2) Tiffany & Co. Jewelers (Thailand) Company Limited	637,002 Shares: Tiffany & Co. International 6,499 Shares: Tiffany Thailand Holdings I LLC 6,499 Shares: Tiffany Thailand Holdings II LLC
(3) Tiffany & Co. Belgium SPRL	40,099 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. International
(4) Tiffany & Co. (GB) Limited	15,893,999 Shares: Tiffany & Co. (UK) Holdings 1 Share: Tiffany & Co. Holding II LLC
(5) Laurelton Diamonds Belgium BVBA	96,526,581 Shares: Laurelton Diamonds Inc. 1 Share: Laurelton Diamonds Holdings LLC

Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries
(see Rule 1-02(W) of Reg. S-X))

Exhibit 21.1

Page 2 of 2


TIFFANY & CO. Delaware
TIFFANY AND COMPANY New York
TIFFANY & CO. INTERNATIONAL Delaware
TIFFANY & CO. LUXEMBOURG S.A.R.L. Luxembourg Tiffany (NY) 60.046311% Tiffany Int'l (DE) 39.953689%
TIFFANY & CO. HOLDING I LLC Delaware Luxembourg 100%
TIFFANY & CO. (CANADA) LP Canada GP – Holding I LLC 0.1998001% LP – Luxembourg 99.8001999%
TIFFANY & CO. CANADA Canada
TIFFANY & CO. MEXICO, S.A. de C.V. Mexico
TIFFANY & CO. HONG KONG HOLDING LLC Delaware
TIFFANY & CO. ASIA PACIFIC LIMITED (Formerly Sindat Limited) Hong Kong
TIFFANY & CO. OF NEW YORK LIMITED Hong Kong
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED China
TIFFANY & CO. ASIA HOLDINGS LLC Delaware
TCO MACAU LIMITED Macau
TIFFANY & CO. PTE. LTD. Singapore
UPTOWN ALLIANCE (M) Sdn. Bhd. Malaysia
TIFFANY & CO. KOREA HOLDING LLC Delaware
TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) Republic of Korea
TIFFANY & CO. HOLDING II LLC Delaware Luxembourg 100%
TIFFANY & CO. OVERSEAS FINANCE B.V. Luxembourg 100%
TIFFANY RUSSIA LLC Russia Overseas Finance 99.98% Luxembourg 0.02%
TIFFANY & CO. (UK) HOLDINGS LIMITED United Kingdom
TIFFANY & CO. (CR) S.R.O. Czech Republic Overseas Finance 10% UK Holdings 90%
TCO HOLDINGS LIMITED Dubai
TCO DAMAS ASSOCIATES LLC Dubai TCO Holdings 49%
TIFFANY & CO. (NZ) LIMITED New Zealand
TIFFANY & CO. (AUSTRALIA) PTY. LTD. Australia
TIFFANY & CO. (JEWELLERS) LIMITED Ireland
TIFFANY & CO. BELGIUM SPRL (3) Belgium
TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany-Faraone S.p.A.) Italy
TIFFANY AND COMPANY (CYPRUS) LIMITED Cyprus
TIFFANY OF NEW YORK (SPAIN) S.L. Spain
TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine Dart) France
TIFFANY & CO. (GB) (Formerly Tiffany & Co.) (4) United Kingdom
Tiffany & Co. Denmark ApS Denmark
TIFFANY & CO. LIMITED (Formerly Tiffany & Co. (GB) Ltd.) United Kingdom
TIFFANY & CO. NETHERLANDS B.V. Netherlands
TIFFANY & CO. CHILE SPA Chile
TIFFANY & CO. (SWITZERLAND) JEWELERS S.A.R.L. Switzerland